Exhibit 5.1

                                 DEVLIN JENSEN
                            Barristers & Solicitors
# 2550-555 West Hastings Street, Vancouver, British Columbia, Canada, V6B 4N5
            Telephone (604) 684-2550 and Telecopier (604) 684-0916

July 20, 2004

Hemptown Clothing Inc.
1307 Venables Street, Vancouver, British Columbia, Canada, V6B 4N9

Gentlemen:

     In connection with the Registration Statement on Form S-8 being filed by Hemptown Clothing Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 1,541,000 shares of the Company's common stock to be offered under the Company's 2004 Stock Option Plan, which adopts the Company's existing November 23, 2001 stock options and the September 10, 2003 stock option plan under the 2004 Stock Option Plan (the "Stock Option Plan"), we are of the opinion that:

     1. the Company is a corporation duly organized and validly existing under the laws of the Province of British Columbia, Canada;

     2. all necessary corporate action has been taken to authorize the entering into of stock option agreements and to authorize the issuance of up to 1,541,000 shares of the Company's common stock under the Stock Option Plan; and

     3. The up to 1,541,000 shares of the Company's common stock, which are presently issuable upon the exercise of the said 1,541,000 stock options to acquire shares of the Company's common stock which are granted under the Stock Option Plan, will be, upon issuance by the Company, legally issued, fully paid and non-assessable shares of common stock of the Company upon the receipt by the Company of full payment for such stock option shares of common stock in accordance with the terms of their respective stock option agreements with the Company under the Stock Option Plan.

     We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement referred to above.

     Yours truly,

     /s/ Devlin Jensen

     DEVLIN JENSEN